Exhibit 99.1

For Immediate Release:  March 30, 2005
Contact:  Jason A. Jenne
(901) 746-2005

True Temper Sports Announces
2004 Full Year Results

Results of Operations

Memphis, Tennessee…..Today, True Temper Sports, Inc. (“True Temper” or the “Company”) announced its 2004 full year results.  Net sales for 2004 decreased to $98.4 million from the $116.2 million recorded during 2003.  Net income for 2004 decreased to a loss of $20.1 million from income of $10.9 million in the prior year.  Adjusted EBITDA (defined below) decreased to $28.6 million in 2004 from $36.1 million in 2003.  Excluding the impact of certain one time acquisition related expenses and the effect of a non-cash inventory fair value adjustment, which resulted in an after-tax charge of $18.1 million, described more fully below, the net loss for 2004 would have been $1.9 million compared to net income of $10.9 million in the prior year.  Cash flow provided by operating activities was $9.7 million in 2004, compared to $21.4 million during 2003.

On January 30, 2004, TTS Holdings LLC, a new company formed by Gilbert Global Equity Partners L.P., entered into a stock purchase agreement with our direct parent company, True Temper Corporation, and certain of its security holders, pursuant to which TTS Holdings LLC and certain members of our senior management agreed to purchase all of the outstanding shares of capital stock of True Temper Corporation.  The transaction contemplated by the purchase agreement closed on March 15, 2004.  As part of this transaction, the Company was recapitalized through the establishment of a new senior credit facility and the issuance of new 8 3/8% senior subordinated notes due 2011.  In conjunction with this recapitalization, certain expenses related to the early extinguishment of long-term debt and other related transaction fees were recorded totaling $14.6 million, resulting in a $10.9 million after-tax reduction to net income.  In addition, as part of the required purchase accounting, the Company made a one time fair value adjustment to its inventory of approximately $11.7 million, which was subsequently amortized through cost of sales in 2004, resulting in a $7.2 million after-tax reduction to net income.

The transaction was accounted for using the purchase method of accounting.  Accordingly, the financial statements included in this press release present the historical cost basis results of the Company as “predecessor company” through March 14, 2004, and the results of the Company as “successor company” from March 15, 2004 through December 31, 2004.  The sum of the results of the predecessor and successor companies is also included, and labeled as “combined company.”

In his comments about the Company’s performance, Scott Hennessy, President and CEO said, “On a full year basis our sales decreased approximately 15% from 2003.  This is roughly the same year-to-date decline that we experienced through September 2004, and the fourth quarter saw a continuation of the sluggish market conditions which began in the early summer months.  During the fourth quarter of 2004 we continued to see the same unfavorable market conditions we have previously described, including excess inventory in the distribution channel, delays in new product launches from our OEM partners, and adverse weather conditions throughout the United States affecting the amount of golf being played.  In addition to these adverse conditions, it also became apparent during the fourth quarter that many in the golf industry began looking past the current year and into 2005, placing continued pressure on the revenue line.”

Mr. Hennessy continued, “This extended decline in revenue has challenged us to be very aggressive in managing expenses at every level in our organization.  During 2004 we took the necessary steps to mitigate the impact of the sales decline on our profitability and cash flow.  We right-sized our manufacturing facilities to maintain gross profit percentages near historic levels, and we made strategic, short-term cuts to non-critical SG&A expenses.  Our efforts enabled us to deliver Adjusted EBITDA at 29% of sales for the full year, very near our benchmark 30% level, and positive cash flow from operating activities of nearly $10.0 million.  In addition to our cost control efforts, we also completed the transition of substantially all of our graphite golf shaft production into our new facility in Guangzhou, China.  The transition went smoothly from an operations and customer support perspective, and with this new, lower cost manufacturing alternative we are well positioned to grow our graphite golf and performance sports businesses in 2005.”

Outlook

In his comments about the Company’s future performance, Mr. Hennessy said, “After a very difficult year in 2004, for the overall golf industry and for True Temper specifically, we are encouraged with some of the revenue drivers in place for 2005.  We have entered 2005 with an incoming order trend that exceeds that of 2004, and we believe there are several key market drivers that should contribute to some level of growth in the new year.  First, we believe that inventory levels, throughout the wholesale and retail channels, are in a better position entering 2005 than they were for the last half of 2004.  Second, we anticipate a higher number of new product launches from our key OEM partners during the coming year, as compared to the level in 2004, especially in the iron category.  In addition to these overall industry drivers, we also feel that our branded new product offerings, entrance into the mid-range graphite market, and the momentum building in both our hockey and bike businesses will all contribute to internally generated growth in 2005.  While the landscape for the full year remains somewhat unclear, as visibility into future periods continues to be limited and our key OEM and distribution partners place orders in a demand mode, we have started to see the early results of these more positive revenue drivers.  We expect our first quarter 2005 sales to exceed the first quarter of 2004, and for the overall annual revenue in 2005 to exceed the $98.4 million recorded last year.  However, based on the limited visibility within the industry at this time, we cannot give specific guidance on quarterly results outside of the first quarter of 2005.  The retail sell-through, and subsequent reorder patterns, will be the key to the magnitude of the 2005 recovery.”

Mr. Hennessy went on to say, “In addition to the anticipated increase in sales, the cost control efforts we undertook throughout 2004 have positioned the Company very well to take full advantage of the increased revenue.  We have put ourselves in position to maximize the EBITDA read-through of the incremental sales, and improve our free cash flow during 2005.  We certainly face some inflationary factors in the coming year, for raw materials, energy and healthcare, but we believe our cost containment and productivity programs will help to offset the negative impact of these items.”

Conference Call

True Temper management is scheduled to discuss the Company’s operating performance in a conference call on Thursday, March 31, 2005 at 2:00 p.m. Eastern Time.  Interested parties may participate by calling 888-677-5721 just prior to the start time.  Callers should request the “True Temper Earnings Call,” with the passcode “True Temper.”  A replay of the conference call will be available from approximately 5:00 p.m. Eastern Time on March 31, 2005 until 5:00 p.m. Eastern Time on April 7, 2005.  The replay may be accessed by calling 800-944-3031 or 402-220-3880.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by the Company.  This document, including but not limited to, comments under the “Outlook” section of this document, contains forward-looking statements.  All statements which address future operating or financial performance, events or developments that we expect, plan, believe, hope, wish, forecast, predict, intend, or anticipate will occur in the future, and other similar meanings or phrases, are forward-looking statements within the meaning of the Act.

The forward-looking statements are based on management’s current views and assumptions regarding future events and future operating or financial performance.  However, there are many risk factors, including but not limited to, the Company’s substantial leverage, the Company’s ability to service its debt, the general state of the economy, the Company’s ability to execute its plans, fluctuations in the availability and price of energy, fluctuations in the availability and price of raw materials, potentially significant increases to employee health and welfare costs, competitive factors, and other risks that could cause the actual results to differ materially from estimates or predictions contained in the Company’s forward-looking statements.  Additional information concerning the Company’s risk factors is contained from time to time in the Company’s public filings with the Securities and Exchange Commission (“SEC”), and recently in the Business Risks section of Item 1 to Part 1 of our 2004 Annual Report on Form 10-K filed with the SEC on March 30, 2005.

The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement.  The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

Definitions

EBITDA and Adjusted EBITDA are non-GAAP measurements we believe gauge our liquidity and operating performance.   The Company’s definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedules.

TRUE TEMPER SPORTS, INC.

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands)

	Predecessor Company	Successor Company	Combined Company	Predecessor Company	Predecessor Company
	Period from January 1 To March 14, 2004	Period from March 15 To December 31, 2004	Period from January 1 To December 31, 2004	Period from January 1 To December 31, 2003	Period from January 1 To December 31, 2002
NET SALES	$20,247	$78,120	$98,367	$116,206	$107,401
Cost of sales	11,871	60,104	71,975	69,470	65,161
GROSS PROFIT	8,376	18,016	26,392	46,736	42,240

Selling, general and administrative expenses	3,635	9,520	13,155	14,747	13,578
Amortization of intangible assets	—	10,984	10,984	—	—
Business development, start-up costs and transition costs	100	738	838	869	312
Transaction and reorganization expense	5,381	25	5,406	—	—
Loss on early extinguishment of long-term debt	9,217	—	9,217	—	777
OPERATING INCOME (LOSS)	(9,957)	(3,251)	(13,208)	31,120	27,573

Interest expense, net of interest income	2,498	13,491	15,989	13,017	12,236
Other expenses, net	(2)	72	70	132	93
INCOME (LOSS) BEFORE INCOME TAXES	(12,453)	(16,814)	(29,267)	17,971	15,244

Income tax (benefit) expense	(2,845)	(6,350)	(9,195)	7,113	5,992
NET INCOME (LOSS)	$(9,608)	$(10,464)	$(20,072)	$10,858	$9,252

TRUE TEMPER SPORTS, INC.

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Successor Company	Predecessor Company
	December 31, 2004	December 31, 2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,337	$8,389
Receivables, net	14,578	15,612
Inventories	21,910	15,656
Deferred financing costs	1,449	651
Prepaid expenses and other current assets	2,084	1,620
Total current assets	43,358	41,928

Property, plant and equipment, net	13,407	15,026
Goodwill, net	150,883	71,506
Intangible assets, net	146,266	—
Deferred tax assets, net	—	47,902
Deferred financing costs, net	6,504	2,348
Other assets	407	906
Total assets	$360,825	$179,616

LIABILITIES & STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$545	$4,500
Accounts payable	4,356	4,992
Accrued expenses and other current liabilities	9,796	8,675
Total current liabilities	14,697	18,167

Deferred tax liability, net	5,403	—
Long-term debt, net of current portion	232,180	109,230
Other liabilities	7,215	3,426
Total liabilities	259,495	130,823

STOCKHOLDER’S EQUITY
Common stock — par value $0.01 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	111,943	40,326
Retained earnings (accumulated deficit)	(10,464)	8,796
Accumulated other comprehensive loss, net of taxes	(149)	(329)
Total stockholder’s equity	101,330	48,793
Total liabilities and stockholder’s equity	$360,825	$179,616

TRUE TEMPER SPORTS, INC.

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Predecessor Company	Successor Company	Combined Company	Predecessor Company	Predecessor Company
	Period from January 1 To March 14, 2004	Period from March 15 To December 31, 2004	Period from January 1 To December 31, 2004	Period from January 1 To December 31, 2003	Period from January 1 To December 31, 2002
OPERATING ACTIVITIES
Net income (loss)	$(9,608)	$(10,464)	$(20,072)	$10,858	$9,252
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	671	2,420	3,091	2,906	3,252
Amortization of deferred financing costs	109	1,034	1,143	632	697
Amortization of intangible assets	—	10,984	10,984	—	—
Inventory fair value adjustment recorded in cost of sales	—	11,663	11,663	—	—
Loss on disposal of property, plant and equipment	—	40	40	89	80
Transaction and reorganization expenses	5,381	25	5,406	—	—
Loss on early extinguishment of long-term debt	9,217	—	9,217	—	777
Deferred taxes	(2,898)	(6,432)	(9,330)	6,883	5,770
Changes in assets and liabilities, net of acquisitions:
Receivables, net	1,273	(255)	1,018	(529)	(1,624)
Inventories	(2,800)	(3,454)	(6,254)	(601)	(1,614)
Prepaid expenses and other assets	(68)	(463)	(531)	(422)	(115)
Accounts payable	1,379	(2,015)	(636)	(1,007)	1,609
Accrued interest	1,993	3,761	5,754	222	(25)
Other liabilities	(1,667)	(142)	(1,809)	2,371	1,844
Net cash provided by operating activities	2,982	6,702	9,684	21,402	19,903

INVESTING ACTIVITIES
Purchase of property, plant and equipment	(330)	(1,232)	(1,562)	(3,460)	(1,164)
Proceeds from the sales of property, plant and equipment	—	50	50	—	—
Net cash used in investing activities	(330)	(1,182)	(1,512)	(3,460)	(1,164)

FINANCING ACTIVITIES
Proceeds from issuance of bank debt	—	110,000	110,000	—	25,000
Proceeds from issuance of Senior Subordinated Notes	—	125,000	125,000	—	—
Principal payments on bank debt	(7,700)	(2,275)	(9,975)	(11,000)	(16,504)
Repurchase of Senior Subordinated Notes	—	—	—	—	(270)
Premium paid to repurchase Senior Subordinated Notes	—	—	—	—	(12)
Principal payments on capital leases	—	—	—	—	(18)
Repay bank debt, including accrued interest	—	(6,335)	(6,335)	—	—
Call senior subordinated notes, including accrued interest and call premiums	—	(109,160)	(109,160)	—	—
Payment of debt issuance costs	—	(8,678)	(8,678)	(278)	(844)
Dividends paid	—	—	—	(5,207)	(27,084)
Distribution of net equity to selling shareholders	—	(102,518)	(102,518)	—	—
Transaction and reorganization expenses, including cash payments for direct acquisition costs	(463)	(10,805)	(11,268)	—	—
Other financing activity	(42)	(248)	(290)	(138)	(114)
Net cash used in financing activities	(8,205)	(5,019)	(13,224)	(16,623)	(19,846)
Net increase (decrease) in cash	(5,553)	501	(5,052)	1,319	(1,107)
Cash at beginning of year	8,389	2,836	8,389	7,070	8,177
Cash at end of year	$2,836	$3,337	$3,337	$8,389	$7,070

EBITDA and Adjusted EBITDA Defined

EBITDA represents operating income or loss plus depreciation and amortization of intangible assets.  Adjusted EBITDA represents EBITDA plus management services fees, business development, start-up costs and transition costs, union contract ratification bonus, transaction and reorganization expenses, loss on early extinguishment of long-term debt, and non-cash fair value of inventory adjustment amortized into cost of sales. Not all adjustments described are applicable to the periods identified in the table below.

EBITDA and Adjusted EBITDA for the periods indicated are calculated as follows:

	Predecessor Company	Successor Company	Combined Company	Predecessor Company	Predecessor Company
	Period from January 1 to March 14, 2004	Period from March 15 to December 31, 2004	Period from January 1 to December 31, 2004	Period from January 1 to December 31, 2003	Period from January 1 to December 31, 2002
Operating income (loss)	$(9,957)	$(3,251)	$(13,208)	$31,120	$27,573
Plus:
Depreciation	671	2,420	3,091	2,906	3,252
Amortization of intangible assets	—	10,984	10,984	—	—
EBITDA	(9,286)	10,153	867	34,026	30,825
Plus:
Business development, start-up costs and transition costs	100	738	838	869	312
Union contract ratification bonus	—	—	—	683	—
Transaction and reorganization expenses	5,381	25	5,406	—	—
Loss on early extinguishment of long-term debt	9,217	—	9,217	—	777
Fair value inventory adjustment, amortized into cost of sales	—	11,663	11,663	—	—
Sarbanes-Oxley initial compliance costs	—	75	75	—	—
Management services fee	108	392	500	500	500
Adjusted EBITDA	$5,520	$23,046	$28,566	$36,078	$32,414

EBITDA and Adjusted EBITDA Reconciled

EBITDA and Adjusted EBITDA are presented because they are widely accepted financial indicators used by certain investors and analysts as a measure of the Company’s liquidity and an indicator of the Company’s operating performance.  EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period, nor have they been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as substitutes for measures of liquidity or operating performance prepared in accordance with GAAP.

Following is a reconciliation of Adjusted EBITDA to net cash provided by operating activities for the periods indicated:

	Predecessor Company	Successor Company	Combined Company	Predecessor Company	Predecessor Company
	Period from January 1 to March 14, 2004	Period from March 15 to December 31, 2004	Period from January 1 to December 31, 2004	Period from January 1 to December 31, 2003	Period from January 1 to December 31, 2002
Adjusted EBITDA	$5,520	$23,046	$28,566	$36,078	$32,414
Cash interest payments	(348)	(8,789)	(9,137)	(12,265)	(11,728)
Cash income tax payments	(174)	(89)	(263)	(58)	52
Business development, start-up costs and transition costs	(100)	(738)	(838)	(869)	(312)
Management services fee	(108)	(250)	(358)	(500)	(500)
Changes in working capital requirements and other	(1,808)	(6,478)	(8,286)	(984)	(23)
Net cash provided by operating activities	$2,982	$6,702	$9,684	$21,402	$19,903